Exhibit 3.239

Delaware        PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HWSTAR HOLDINGS CORP.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIRST DAY OF DECEMBER, A.D. 2006, AT 4:28 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SEVENTH DAY OF JUNE, A.D. 2011, AT 8:15 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “HWSTAR HOLDINGS CORP.”.

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be HWStar Holdings Corp.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808 and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “Corporation Law”).

FOURTH: The total number of shares of stock which this corporation is authorized to issue is three thousand (3,000) shares of common stock, $.01 par value.

FIFTH: The name and address of the incorporator is Kathleen A, Donohue, 75 East 55th Street, New York, NY 10022.3205.

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by laws.

SEVENTH: The directors of the corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Corporation Law, and the corporation shall indemnify all persons whom it is permitted to indemnify to the full extent permitted by Section 145 of the Corporation Law, as amended from time to time. Without limiting the generality of the foregoing, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Insofar as directors and executive officers are concerned, any repeal or modification of this Section 7 shall be prospective only, and shall not affect, to the detriment of any director or executive officer, any limitation on the personal liability of a director or executive officer of the corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this certificate of incorporation this 1st day of December, 2006.

State of Delaware

Certificate of Change

Of Registered Agent and/or

Registered Office

The Board of Directors of HWSTAR HOLDINGS CORP. a Delaware Corporation, on the 11th day of May A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this state be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therin and in charge thereof upon whom process against the Corporation may be served, is The Corporation Trust Company.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of the Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 7th day of June, A.D. 2011.

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